                                                                   Exhibit 13(d)





          We consent to the reference to our firm under the heading "Legal Matters" in the statement of additional information included in Post-Effective Amendment No. 45 to the Registration Statement on Form N-3 for Franklin Life Variable Annuity Fund A (File No. 2-36394). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.





                                   /s/ Sutherland, Asbill & Brennan LLP
                                       --------------------------------
                                       SUTHERLAND, ASBILL & BRENNAN LLP


Washington, D. C.
April 28, 1998